Exhibit 10.1

SEPARATION AND GENERAL RELEASE AGREEMENT

THIS SEPARATION AND GENERAL RELEASE AGREEMENT (this “Agreement”) is entered into between Darryl Miller, an individual with an address at 7625 Blackhall, The Colony, Texas 75056 (“Employee”), and I.D. Systems, Inc., with a headquarters address 123 Tice Boulevard, Suite 101, Woodcliff Lake, NJ  07677 (“Company” and, together with its parent, divisions, affiliates, and subsidiaries and their respective officers, directors, employees, shareholders, members, partners, plan administrators, attorneys, and agents, as well as any predecessors, future successors or assigns or estates of any of the foregoing, the “Released Parties”).

WHEREAS, Employee was employed by Company from on or about January 7, 2010 until his employment was terminated on November 27, 2012 (the “Separation Date”); and

WHEREAS, Company contended that it had grounds to terminate Employee’s employment for Cause (as that term is defined in that certain Severance Agreement between the parties dated as of December 14, 2010 (the “Severance Agreement”)) and Employee disputed the Company’s contention that there was Cause; and

WHEREAS, during his employment and for an extended time period thereafter (as set forth below) Employee agreed to be bound by that certain Confidentiality, Assignment of Contributions and Inventions, Non-Competition and Non-Solicitation Agreement he signed on or about December 14, 2010 (the “Covenants Agreement”).

NOW, THEREFORE, as and material consideration for Employee’s execution of this Agreement and for him not challenging the restrictive covenants in the Covenants Agreement as legally unenforceable and agreeing to extend the definition of the Restricted Period as defined in the Covenants Agreement, and in consideration of the premises, mutual covenants and agreements described herein and for other good and valuable consideration acknowledged by each of the parties to be satisfactory and adequate, the parties, intending to be legally bound hereby, agree as follows:

1.          Separation of Employment. Employee acknowledges and understands that Employee’s last day of employment with Company was the Separation Date, and that Employee has received all compensation and benefits to which Employee is entitled as a result of Employee’s employment, except as otherwise provided in this Agreement. Employee understands that, except as otherwise provided under this Agreement, Employee is entitled to nothing further from the Released Parties, including reinstatement by Company.

2.           Employee Release of Released Parties. In consideration of the payments and benefits set forth below in Section 4, Employee hereby releases, waives, discharges and gives up any and all Claims (as defined below) that Employee may have against the Released Parties, arising on or prior to the date hereof. “Claims” means any and all actions, charges, controversies, demands, causes of action, suits, rights, and/or claims whatsoever for debts, sums of money, wages, salary, bonuses, severance pay, commissions, draw, bonuses, unvested stock options, vacation pay, sick pay, fees and costs, unreimbursed expenses, legal fees, losses, penalties, damages, including damages for pain and suffering and emotional harm, arising, directly or indirectly, out of any promise, agreement, offer letter, contract (including but not limited to the Severance Agreement), understanding, common law, tort, the laws, statutes, and/or regulations of the States of New Jersey, Texas, or any other state and the United States, including, but not limited to, federal and state wage and hour laws, federal and state whistleblower laws, Section 1981 of the Civil Rights Act of 1866, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Equal Pay Act, the Americans with Disabilities Act, the Family and Medical Leave Act, the Employment Retirement Income Security Act, the Vietnam Era Veterans Readjustment Assistance Act, the Fair Credit Reporting Act, the Fair Labor Standards Act, the Age Discrimination in Employment Act (“ADEA”), OSHA, the Sarbanes-Oxley Act of 2002, the Lily Ledbetter Act, the New Jersey Law Against Discrimination, the New Jersey Family Leave Act, the New Jersey Civil Rights Act, the Conscientious Employee Protection Act, and the Texas Human Rights Act, as each may be amended from time to time, whether arising directly or indirectly from any act or omission, whether intentional or unintentional. This Agreement releases all Claims including those of which Employee is not aware and those not mentioned in this Agreement up to the date of the execution and delivery of this Agreement to Company. Employee specifically releases any and all Claims arising out of Employee’s employment with Company and separation therefrom. Employee expressly acknowledges and agrees that, by entering into this Agreement, Employee is releasing and waiving any and all Claims which may have arisen on or before the date of Employee’s execution and delivery of this Agreement to Company, including claims under ADEA.

3.           Representations; Covenant Not to Sue. Employee hereby represents and warrants to the Released Parties that: (a) Employee has not filed or caused or permitted to be filed any proceeding or Claim (nor has Employee lodged a complaint with any governmental or quasi-governmental authority) against the Released Parties, nor has Employee agreed to do any of the foregoing; (b) Employee has not assigned, transferred, sold, encumbered, pledged, hypothecated, mortgaged, distributed, or otherwise disposed of or conveyed to any third party any right or Claim against the Released Parties that has been released in this Agreement; and (c) Employee has not, directly or indirectly, assisted any third party in filing or causing or assisting to be filed any proceeding or Claim against the Released Parties. Except as set forth in Section 11 below, Employee covenants and agrees that he shall not encourage or solicit or voluntarily assist or participate in any way in the filing, reporting or prosecution by himself or any third party of a proceeding or Claim against any of the Released Parties.

4.           Consideration. As good consideration for Employee’s execution, delivery, and non-revocation of this Agreement and full compliance with the terms hereof, Company shall provide Employee with the following:

(a)          payment of $200,000 (less applicable withholdings and deductions) in twelve equal monthly installments commencing on the next regularly scheduled paydate following the Effective Date (defined below) and payable on the last business day of each month thereafter;

(b)          reimbursement of expenses totaling $500.89 together with payment of $11,423.00 representing all unused accrued vacation days, payable on the next regularly scheduled paydate following the Effective Date;

(c)          a pro rata portion of the Restricted Shares awarded to Employee pursuant to Restricted Stock Award Agreements between Employee and the Company dated February 5, 2010, March 30, 2011 and March 29, 2012, respectively, as identified on Exhibit A hereto under the column “Number of Restricted Shares To Be Vested Upon Effective Date”, will be deemed to have vested as of the Effective Date (the “Vested Restricted Shares”). Employee shall sell the Vested Restricted Shares only during the thirty (30) day period (the “VRS Sale Period”) beginning on the date of delivery of the Vested Restricted Shares to Employee, which Vested Restricted Shares shall be delivered, within three (3) business days following the Effective Date (and, for the avoidance of doubt, only if the Agreement has not been revoked in accordance with Section 12(b) of this Agreement), in electronic form via book entry transfer to the account maintained by the Employee’s broker at Depository Trust Company as set forth on Schedule 4.6(c) attached hereto. The Employee may not sell the Vested Restricted Shares following the VRS Sale Period, and any Vested Restricted Shares not sold upon the expiration of the VRS Sale Period shall automatically, and without any further action of the Company, be forfeited. Employee shall (y) notify the Company and the Escrow Agent (as defined below), in writing, of the sale of the Vested Restricted Shares, together with a detailed accounting thereof, on a weekly basis (with such notice and accounting for any sales made during any week (i.e. a period of Monday through Friday) to be delivered to the Company and the Escrow Agent by no later than 5:00 p.m. New York time on Tuesday of the next week) and (z) deliver to Lowenstein Sandler LLP (the “Escrow Agent”) the proceeds from the sale of the Vested Restricted Shares (the “Escrowed Restricted Stock Proceeds”) on a weekly basis (with the proceeds from the sale of any Vested Restricted Shares for the prior week to be delivered to the Escrow Agent no later than Tuesday of the next week); provided, however, the Employee may use the proceeds from the sale of the Vested Restricted Shares to pay the exercise price for some or all of the Vested Options (as defined in Section 4(d) below) in accordance with Section 4(d) below, in which case, Employee shall, within the time period following the sale of the Vested Restricted Shares provided in clauses (y) and (z) of the immediately preceding sentence, (A) notify the Company, in writing, as to all or the portion of such proceeds which shall be applied on account of the option exercise (which Vested Options shall be exercised solely in accordance with Section 4(d) below) and (B) instead deliver such proceeds to the Company on account of, and to be applied against, the option exercise. Except as set forth herein, all other Restricted Shares previously awarded to Employee which have not, as of the Separation Date, vested are forfeited.

(d)          a pro rata portion of the Options granted to Employee pursuant to Stock Option Grant Agreements between Employee and the Company dated February 5, 2010, March 30, 2011 and March 29, 2012, respectively, as identified on Exhibit A hereto under the column “Number of Shares With Respect to Which Option may be Exercised” (the “Vested Options”), may be exercised only during the VRS Sale Period or the VO Sale Period (as defined below), and the shares of Common Stock issuable upon exercise thereof (the “Underlying Vested Option Shares”) may be sold only during the thirty (30) day period following the expiration of the VRS Sale Period (the “VO Sale Period”). Employee may not exercise the Vested Options after the expiration of the VO Sale Period and may only sell the Underlying Vested Option Shares during the VO Sale Period, and any unexercised Vested Options or Underlying Vested Option Shares outstanding upon the expiration of the VO Sale Period shall automatically, and without any further action of the Company, be forfeited. All other Options previously granted to Employee which have not, as of the Separation Date, vested are hereby forfeited by Employee. Employee shall be responsible for paying the full exercise price to the Company, in cash, in connection with any exercise by Employee of the Vested Options. As specified in Section 4(c) above, Employee may use the proceeds from the sale of the Vested Restricted Shares to pay the exercise price for some or all of the Vested Options (the proceeds from the sale of the Vested Restricted Shares that the Employee uses to pay the exercise price of the Vested Options are referred to herein as the “VRS Option Proceeds”). To the extent any additional funds are needed for Employee to pay the full exercise price for the Vested Options being exercised by Employee, Employee shall be responsible for paying such additional amounts to the Company in order to complete the exercise of the Vested Options. By no later than Tuesday of the week immediately following which any Underlying Vested Option Shares were sold by the Employee, Employee shall (y) notify the Company and the Escrow Agent, in writing, of the sale of the Underlying Vested Option Shares for such week, together with a detailed accounting thereof and (z) deliver to the Escrow Agent an amount equal to (the “Escrowed Option Proceeds” and together with the “Escrowed Restricted Stock Proceeds”, the “Escrowed Funds” ) the sum of (1) the proceeds from the sale of the Underlying Vested Option Shares during such week less the exercise price for such Underlying Vested Option Shares sold by the Employee during such week, plus (2) an amount equal to the VRS Option Proceeds.

The terms and conditions of the escrow agreement regarding the Escrowed Funds and the escrow arrangement with the Escrow Agent are set forth on Exhibit B attached hereto, which Exhibit B is fully incorporated herein by reference. The Escrow Agent is an express third party beneficiary of Exhibit B. The Company shall have the power and the right to deduct (including from the Escrowed Funds) or withhold, or require the Employee to remit to the Company, an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Employee’s FICA and SDI obligations) which the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Internal Revenue Code of 1986, as amended, or any other applicable law, rule or regulation with respect to the Vested Restricted Shares and Vested Options and, if the Employee fails to do so, the Company may otherwise refuse to issue or transfer any shares of Common Stock otherwise required to be issued pursuant to this Agreement.

Except to the extent provided above, the Restricted Stock Award Agreements and Stock Option Grant Agreements referenced in paragraphs (c) and (d) above shall remain in full force and effect.

Employee acknowledges that Employee is not otherwise entitled to receive the payments and benefits set forth in this Section 4 and acknowledges that nothing in this Agreement shall be deemed to be an admission of liability or wrongdoing on the part of Company. Employee agrees that Employee will not seek anything further from the Released Parties.

Employee acknowledges that (i) the Company may, at any at any time prior to the expiration of the VRS or VO Sale Period, as applicable, release information pertaining to the Company and its business (including its earnings) that may have a negative impact on the share price of the Company’s Common Stock (“Company Released Information”) and, as a result, may negatively impact the purchase price that the Employee is able to obtain from the sale of any of the Vested Restricted Shares or Vested Underlying Option Shares and (ii) the purchase price from any sale of the Vested Restricted Shares and/or Vested Underlying Option Shares may be limited by the fact that such sales are required to occur during the VRS or VO Sale Period, as applicable. Employee hereby irrevocably waives any and all actions, causes of action, rights or claims, whether known or unknown, contingent or matured, and whether currently existing or hereafter arising, that Employee may have or hereafter acquire against the Released Parties in any way, directly or indirectly, arising out of, relating to or resulting from Employee’s sale of the Vested Restricted Shares and the exercise of any Vested Options and the sale of any Vested Underlying Option Shares, including, without limitation, claims (i) relating to the Company’s disclosure of any Company Released Information and the impact of such disclosure on the purchase price Employee is able to obtain from the sale of the Vested Restricted Shares and Vested Underlying Option Shares during the VRS or VO Sale Period, as applicable, (ii) relating to the limited time period during which Employee may sell the Vested Restricted Shares and exercise and sell the Vested Underlying Option Shares, (iii) the escrow of the Escrowed Funds in accordance with the terms of this Agreement and Exhibit B and (iv) relating to the market price of the Company’s Common Stock and the purchase price from the sale of the Vested Restricted Shares and the Vested Underlying Option Shares. Employee intends to effect, to the maximum extent permitted by law, a complete and knowing waiver of Employee’s rights as set forth in this paragraph.

5.           Who is Bound. Company and Employee are bound by this Agreement. Anyone who succeeds to Employee’s rights and responsibilities, such as the executors of Employee’s estate, is bound, and anyone who succeeds to Company’s rights and responsibilities, such as its successors and assigns, is also bound, by this Agreement.

6.           Cooperation. Employee agrees, upon Company’s request, to reasonably cooperate in any Company investigation, litigation, arbitration, or regulatory proceeding regarding events that occurred during Employee’s tenure with Company. Employee will make himself reasonably available to consult with Company representatives, including its counsel, to provide information, and to appear to give testimony. To the extent permitted by law, Company will reimburse Employee for reasonable out-of-pocket expenses Employee incurs in extending such cooperation, so long as Employee provides Company with satisfactory documentation of the expenses.

7.           Non Disparagement; Confidentiality; Covenants Agreement.

(a)          Employee agrees not to make any defamatory or derogatory statements concerning the Released Parties. Provided that inquiries are directed to Company’s Human Resources Department, Company shall disclose to prospective employers information limited to Employee’s dates of employment and last position with the Company (or its affiliate) held by Employee. Employee confirms and agrees that Employee shall not, directly or indirectly, disclose to any person or entity or use for Employee’s own benefit, any confidential information concerning the business, finances, or operations of Company or its clients (or any such information regarding any predecessor entity previously operating Company’s business); provided, however, that Employee’s obligations under this Section 7 shall not apply to information generally known in Company’s industry through no fault of Employee or the disclosure of which is required by applicable law.

(b)          Employee represents and warrants that to date he has complied with the Covenants Agreement. Employee further agrees as good and valuable consideration for the payments and benefits set forth in Section 4 of this Agreement to modify the definition of “Restricted Period” contained in section 5 of the Covenants Agreement from twelve (12) months to eighteen (18) months. All terms and conditions of the Covenants Agreement shall remain in full force and effect as modified herein.

(c)          Employee represents and warrants that he currently is employed with Amazon.com, Inc. and that such employment does not conflict with his obligations under the Covenants Agreement.

8.            Remedies; Dispute Resolution.

(a)          If the Company determines in its sole judgment and discretion that Employee is in breach of this Agreement or the Covenants Agreement (as modified herein), then in addition to and not instead of the Released Parties’ other remedies hereunder or otherwise at law or equity, Company shall have the right, upon written notice to Employee and his counsel (c/o Scott Jacobson, Esq, Archer & Greiner) (a “Breach Notice”), to cease making any further payments to Employee under Sections 4(a) and (b) of this Agreement. This Agreement shall continue to be binding on Employee and the Released Parties shall be entitled to enforce the provisions of this Agreement.

(b)          If Employee disagrees with Company’s determination under Section 8(a) or for any reason has a dispute with Employer regarding this Agreement or any other matter or thing, Employee shall be permitted to bring an arbitration proceeding in Bergen County before a retired judge of the Superior Court of New Jersey or other mutually agreeable arbitrator. The prevailing party in that arbitration proceeding shall be entitled to recoup reasonable attorneys’ fees and other costs associated with such arbitration proceeding if the arbitrator so determines. The Company also shall have the right to file a demand for arbitration if a dispute between the parties requires resolution. Notwithstanding the foregoing, nothing herein shall be deemed to limit or alter the Company’s right to seek injunctive relief before a court of competent jurisdiction to enforce its rights under the Covenants Agreement.

9.           Company Property. By executing this Agreement, Employee acknowledges that Employee has returned to Company any and all Company and client property in Employee’s use or possession, including, but not limited to, all Company equipment, credit cards, computers, pass codes, keys, swipe cards, documents or other materials that Employee received, prepared, or helped to prepare. Employee acknowledges that Employee has not retained any copies, duplicates, reproductions, computer disks or excerpts thereof or of Company or client documents. Employee expressly represents and warrants that he has returned to the Company any and all audio and/or electronic recordings of any of the Released Parties in his possession, custody or control and has not maintained any copies of same.

10.          Construction of Agreement. This Agreement, together with the Covenants Agreement (as modified herein), is the entire agreement between the parties as of the Effective Date. In the event that one or more of the provisions contained in this Agreement shall for any reason be held unenforceable in any respect under the law of any state of the United States, such unenforceability shall not affect any other provision of this Agreement, but this Agreement shall then be construed as if such unenforceable provision or provisions had never been contained herein. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, such restriction shall be enforced to the maximum extent permitted by applicable law. This Agreement and any and all matters arising directly or indirectly herefrom shall be governed under the laws of the State of New Jersey, without reference to choice of law rules.

11.          Acknowledgments. Company and Employee acknowledge and agree that:

(a)  By entering into this Agreement, Employee does not waive any rights or Claims that may arise after the date that Employee executes and delivers this Agreement to Company;

(b) This Agreement shall not affect the rights and responsibilities of the Equal Employment Opportunity Commission (the “EEOC”) and similar state agencies to enforce the ADEA and other laws, and it is further acknowledged and agreed that this Agreement shall not be used to justify interfering with Employee’s protected right to file a charge or participate in an investigation or proceeding conducted by the EEOC or similar state agency. Accordingly, nothing in this Agreement shall preclude Employee from filing a charge with, or participating in any manner in an investigation, hearing or proceeding conducted by, the EEOC or similar state agency, but Employee hereby waives any and all rights to recover under, or by virtue of, any such investigation, hearing or proceeding;

(c)  Notwithstanding anything set forth in this Agreement to the contrary, nothing in this Agreement shall affect or be used to interfere with Employee’s protected right to test in an arbitration pursuant to Section 8, under the Older Workers’ Benefit Protection Act, or like statute or regulation, the validity of the waiver of rights under ADEA set forth in this Agreement; and

(d) Nothing in this Agreement shall preclude Employee from exercising Employee’s rights, if any (i) under Section 601-608 of the Employee Retirement Income Security Act of 1974, as amended, popularly known as COBRA, or (ii) Company’s pension plan(s) or 401(k) plan(s), if applicable.

12.          Opportunity For Review.

(a)          Employee is hereby advised and encouraged by Company to consult with his/her own independent counsel before signing this Agreement. Employee represents and warrants that Employee: (i) has had sufficient opportunity to consider this Agreement; (ii) has read this Agreement; (iii) understands all the terms and conditions hereof; (iv) is not incompetent or had a guardian, conservator or trustee appointed for Employee; (v) has entered into this Agreement of Employee’s own free will and volition; (vi) has duly executed and delivered this Agreement; (vii) understands that Employee is responsible for Employee’s own attorneys’ fees and costs; (viii) has had the opportunity to review this Agreement with counsel of Employee’s choice or has chosen voluntarily not to do so; (ix) understands the Employee has been given twenty-one (21) days to review this Agreement before signing this Agreement and understands that he is free to use as much or as little of the 21-day period as he/she wishes or considers necessary before deciding to sign this Agreement; (x) understands that if Employee does not sign and return this Agreement to Company (Attn: Julie L. Werner, Esq., Lowenstein Sandler LLP) within 21 days of receipt of this Agreement, Company shall have no obligation to enter into this Agreement, Employee shall not be entitled to the payment and benefits set forth in Section 4 of this Agreement and the Separation Date shall be unaltered; and (xi) understands that this Agreement is valid, binding and enforceable against the parties in accordance with its terms.

(b)          This Agreement shall be effective and enforceable on the eighth (8th) day after execution and delivery to Company (Attn: Julie L. Werner, Esq., Lowenstein Sandler LLP) by Employee (the “Effective Date”). The parties understand and agree that Employee may revoke this Agreement after having executed and delivered it to Company by so advising Company (Attn: Julie L. Werner, Esq., Lowenstein Sandler LLP) in writing no later than 11:59 p.m. on the seventh (7th) day after Employee’s execution and delivery of this Agreement to Company. If Employee revokes this Agreement, it shall not be effective or enforceable, Employee shall not be entitled to the payments or benefits set forth in Section 4 of this Agreement, and the Separation Date shall be unaltered. Employee acknowledges and understands that Company is not obligated to make any payment or provide any benefits under Section 4 of this Agreement until after the Effective Date.

Agreed to and accepted by, on this 18 day of July, 2013.

Witness:	EMPLOYEE:

/s/ Kathleen DeNardi	/s/ Darryl Miller
Name: Darryl Miller

Agreed to and accepted by, on this ____ day of ___________, 2013

I.D. Systems, Inc.

By:	/s/ Jeffrey M. Jagid
Name: Jeffrey M. Jagid
Title: Chairman and CEO

EXHIBIT A

RESTRICTED SHARES

Award Date	Number of Restricted Shares Awarded	Number of Restricted Shares To Be Vested Upon Effective Date	Number of Restricted Shares Forfeited as of Separation Date
February 5, 2010	21,930	20,103	1,827
March 30, 2011	8,020	4,233	3,787
March 29, 2012	6,374	1,239	5,135

TOTALS	36,324	25,575	10,749

STOCK OPTIONS

Grant Date	Number of Shares Subject to Option	Number of Shares With Respect to Which Option may be Exercised	Number of Shares With Respect to Which Option is Forfeited as of Separation Date
February 5, 2010	44,543	40,831	3,712
March 30, 2011	17,061	9,004	8,057
March 29, 2012	40,541	7,883	32,658

TOTALS	102,145	57,718	44,427

EXHIBIT B

1.           Appointment. The Company and Employee hereby appoint Lowenstein Sandler LLP as their escrow agent for the purposes set forth herein (the “Escrow Agent”), and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein. The Company and Employee hereby instruct the Escrow Agent to act in accordance with the terms set forth in the Agreement and this Exhibit B. All terms not expressly defined in this Exhibit B are defined in the Agreement.

2.           Investment of Escrow Funds. The Escrow Agent shall deposit the Escrowed Funds in a non-interest bearing bank account maintained at Bank of America, which is hereby approved by the Company and Employee. Instructions to make any other investment must be at the written direction of both Employee and the Company and shall specify the type and identity of the investments to be purchased and/or sold. The Escrow Agent shall have no responsibility or liability for the investment of the Escrowed Funds or the selection of the investment.

3.            Agreement of the Company and Employee Regarding Release of the Escrowed Funds.

(a)          Subject to Section 3(b) below, on each of the nine (9) month anniversary of the Separation Date, the twelve (12) month anniversary of the Separation Date and the eighteen (18) month anniversary of the Separation Date (each such anniversary of the Separation Date, an “Anniversary Release Date”), the Company and Employee shall jointly instruct the Escrow Agent to distribute one-third of the Escrowed Funds to Employee, unless the Company shall have delivered a Breach Notice to Employee on or prior to any such Anniversary Release Date.

(b)          If the Company delivers a Breach Notice to Employee, Employee shall have a period of ten (10) days following receipt of the Breach Notice (the “Objection Period”) to notify the Company and the Escrow Agent, in writing (the “Objection Notice”), of his objection (if any) to such Breach Notice and the specific grounds for such objection. If Employee does not deliver an Objection Notice within the Objection Period, (x) Employee shall be deemed to have accepted the Breach Notice and shall cease to have any right, title or interest in or to the Escrowed Funds, (y) the Escrowed Funds shall be distributed, in their entirety, to the Company and (z) the Company shall be authorized to instruct the Escrow Agent, in writing, that the Escrowed Funds be released to the Company as a result of Employee’s failure to timely deliver an Objection Notice (a “Breach Notice Acceptance Instruction”) and the Escrow Agent shall be fully authorized in relying upon such Breach Notice Acceptance Instruction.

(c)          If Employee timely delivers an Objection Notice, the Company and Employee shall, for a period of thirty (30) days following the Company’s receipt of the Objection Notice, seek to resolve the dispute between the parties and the manner in which the Escrowed Funds shall be distributed. If the parties are able to resolve such dispute, then the Escrowed Funds shall ultimately be distributed in accordance with the joint written instructions to the Escrow Agent by Employee and the Company. If the parties are unable to resolve such dispute during such thirty (30) day period, then the dispute will be resolved in accordance with Section 8(b) of the Agreement, and the Escrowed Funds shall be distributed in the manner specified in accordance with the arbitration award entered in accordance therewith.

4.            Release of Escrowed Funds by the Escrow Agent. The Escrow Agent shall distribute the Escrowed Funds as follows: (w) to the Company or Employee, as applicable, in accordance with the joint written instructions of the Company and Employee; (x) to the Company upon receipt of a Breach Acceptance Notice Instruction from the Company; (y) to the Company or Employee, as applicable, in accordance with the terms of the arbitration award entered into in accordance with Section 8(b) of the Agreement; and (z) to the Company or Employee, as applicable in accordance with the terms of a final non-appealable order of a court of competent jurisdiction. Upon distribution and release of the entire Escrowed Funds by the Escrow Agent in accordance with the terms of this Exhibit B, the appointment of the Escrow Agent shall terminate.

5.            Escrow Agent Duties; Limitations on Liability; Indemnification etc. The Company and Employee acknowledge and agree for the benefit of the Escrow Agent as follows:

(a)          Ministerial Duties. The Escrow Agent: (i) is not responsible for the performance by the Company or Employee of the Agreement or this Exhibit B or for determining or compelling compliance therewith; (ii) is only responsible for (A) holding the Escrowed Funds in escrow in accordance with the terms set forth in this Exhibit B, and (B) disbursing the Escrowed Funds in accordance with Section 4 of this Exhibit B, each of the responsibilities of the Escrow Agent in clause (A) and (B) is ministerial in nature, and no implied duties or obligations of any kind shall be read into the terms set forth in this Exhibit B against or on the part of the Escrow Agent (collectively, the “Escrow Agent Duties”); (iii) shall not be obligated to take any legal or other action hereunder which might in its judgment involve or cause it to incur any expense or liability unless it shall have been furnished with indemnification acceptable to it, in its sole discretion; (iv) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction (including, without limitation, wire transfer instructions, whether incorporated herein or provided in a separate written instruction), instrument, statement, certificate, request or other document furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper person, and shall have no responsibility for making inquiry as to, or for determining, the genuineness, accuracy or validity thereof, or of the authority of the person signing or presenting the same; and (v) may consult counsel satisfactory to it (including its general counsel), and the opinion or advice of such counsel in any instance shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or advice of such counsel. Documents and written materials referred to in this Exhibit B include, without limitation, e-mail and other electronic transmissions capable of being printed, whether or not they are in fact printed; and any such e-mail or other electronic transmission may be deemed and treated by the Escrow Agent as having been signed or presented by a person if it bears, as sender, the person’s e-mail address.

(b)          Limitation on Liability. The Escrow Agent shall not be liable to anyone for any action taken or omitted to be taken by it hereunder, except in the case of Escrow Agent’s gross negligence or willful misconduct in breach of the Escrow Agent Duties. IN NO EVENT SHALL THE ESCROW AGENT BE LIABLE FOR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGE OR LOSS (INCLUDING BUT NOT LIMITED TO LOST PROFITS) WHATSOEVER, EVEN IF THE ESCROW AGENT HAS BEEN INFORMED OF THE LIKELIHOOD OF SUCH LOSS OR DAMAGE AND REGARDLESS OF THE FORM OF ACTION.

(c)          Indemnification. The Company and Employee hereby jointly and severally indemnify and holds harmless the Escrow Agent from and against any and all loss, liability, cost, damage and expense, including, without limitation, reasonable counsel fees and expenses, which the Escrow Agent may suffer or incur by reason of any action, claim or proceeding brought against the Escrow Agent arising out of or relating to the performance of the Escrow Agent Duties, except to the extent such action, claim or proceeding is exclusively the result of the willful misconduct, bad faith or gross negligence of the Escrow Agent.

(d)          Conflicts. The Escrow Agent has acted as legal counsel to the Company in connection with this Agreement and various other matters, is merely acting as a stakeholder under this Agreement and is, therefore, hereby authorized to continue acting as legal counsel to the Company including, without limitation, with regard to any dispute arising out of the Agreement and this Exhibit B, the Escrowed Funds and its release or any other matter. Employee hereby expressly consents to permit the Escrow Agent to represent the Company in connection with all matters relating to this Agreement, including, without limitation, with regard to any dispute arising out of this Agreement, the Escrowed Funds and its release or any other matter, and hereby waives any conflict of interest or appearance of conflict or impropriety with respect to such representation. Employee has consulted with his own counsel specifically about this Section 4(d), and has entered into the Agreement after being satisfied with such advice.

(e)          Resignation; Replacement. The Escrow Agent shall have the right at any time to resign for any reason and be discharged of its duties as escrow agent hereunder (including without limitation the Escrow Agent Duties) by giving written notice of its resignation to the Company and Employee at least ten (10) calendar days prior to the specified effective date of such resignation. All obligations of the Escrow Agent hereunder shall cease and terminate on the effective date of its resignation and its sole responsibility thereafter shall be to hold the Escrow Amount, for a period of ten (10) calendar days following the effective date of resignation, at which time,

(I)         if a successor escrow agent acceptable to both the Company and Employee shall have been appointed and have accepted such appointment in a writing to both the Company and Employee, then upon written notice thereof given to each of the Escrow Agent, the Company and Employee, the Escrow Agent shall deliver the Escrowed Funds to the successor escrow agent, and upon such delivery, the Escrow Agent shall have no further liability or obligation; or

(II)        if a successor escrow agent shall not have been appointed, for any reason whatsoever, the Escrow Agent shall at its option in its sole discretion, either (A) deliver the Escrowed Funds to a court of competent jurisdiction selected by the Escrow Agent and give written notice thereof to the Company and the Employee, or (B) continue to hold the Escrowed Funds in escrow pending written direction from the Company and the Employee in form and formality satisfactory to the Escrow Agent.

(f)          Interpleader. In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions with respect to the Escrowed Funds or any portion thereunder which, in its sole discretion, are in conflict either with other instructions received by it or with any provision of this Exhibit B, the Escrow Agent shall have the absolute right to suspend all further performance of its duties under this Agreement (except for the safekeeping of such Escrowed Funds) until such uncertainty or conflicting instructions have been resolved to the Escrow Agent’s sole satisfaction by final judgment of a court of competent jurisdiction or joint written instructions from the Company and Employee. In the event that any controversy arises between the Company and the Employee with respect to this Agreement, Exhibit B or the Escrowed Funds, the Escrow Agent shall not be required to determine the proper resolution of such controversy or the proper disposition of the Escrowed Funds, and shall have the absolute right, in its sole discretion, to deposit the Escrowed Funds with the clerk of a court selected by the Escrow Agent and file a suit in interpleader in that court and obtain an order from that court requiring all parties involved to litigate in that court their respective claims arising out of or in connection with the Escrowed Funds. Upon the deposit by the Escrow Agent of the Escrowed Funds with the clerk of such court in accordance with this provision, the Escrow Agent shall thereupon be relieved of all further obligations and released from all liability hereunder.

6.          Miscellaneous. The Company and Employee acknowledge and agree that the Escrow Agent is an express third party beneficiary of the provisions of this Exhibit B. The provisions of this Exhibit B may not be modified except in a writing signed by the parties hereto and the Escrow Agent.

Schedule 4.6(c)

The account maintained by the Employee’s broker at the Depository Trust Company is:

TD Ameritrade’s DTC# is 0188.

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